UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2016

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2015, the Corporation entered into a Loan and Security Agreement (the “Loan Agreement”) with First Business Capital Corp. As a matter of precaution, the Corporation sought and received amendments to certain covenants under the Loan Agreement. On June 28, 2016, Sections 7.25 and 8.3 of the Loan Agreement were amended as follows:

•	An increase in the capital expenditure limit for the fiscal year ended May 31, 2016 from $800,000 in the aggregate to $1,250,000 in the aggregate;

•	An increase in the capital expenditure limit for the fiscal year ending May 31, 2017 from $800,000 in the aggregate to $1,500,000 in the aggregate. In the absence of any subsequent amendment, the capital expenditure limit for subsequent fiscal years shall remain at $800,000 in the aggregate per fiscal year; and

•	A covenant specifying that a monthly net loss in fiscal 2017 not exceed $250,000 was increased to $500,000 for June 2016, $1,000,000 for July 2016, and $1,000,000 for December 2016. Such increases will be effective only for the months identified. In the absence of any subsequent amendment, the maximum monthly net loss for all other months of fiscal year 2017 and thereafter remain at $250,000.

Except as provided herein, the Loan Agreement and all other loan documentation related thereto shall remain in full force and effect in accordance with their terms.

Item 8.01	Other Events.

On July 5, 2015, Scott Parkhurst joined the Corporation as National Sales Manager. Mr. Parkhurst will be responsible for marketing initiatives, as well as sales strategy and growth for the Corporation’s 10 operating divisions. Mr. Parkhurst had previously worked for the Corporation as a Division Sales Manager, and recently worked for one of the nation’s leading manufacturers of recreation vehicles.

On July 5, 2016, the Corporation issued a press release announcing the hiring of Mr. Parkhurst and the modifying of the Loan Agreement. A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K and incorporated by reference herein.

This Form 8-K contains statements regarding our strategic direction and our projected financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied in this press release. Such risk factors include those related to: consumer confidence and economic uncertainty, availability of wholesale and retail financing, the health of the U.S. housing market as a whole, federal, state and local regulations pertaining to the manufactured housing industry, the cyclical nature of the housing and park model industries, general or seasonal weather conditions affecting sales, potential impact of natural disasters on sales and raw material costs, potential periodic inventory adjustments by independent retailers, interest rate levels, impact of inflation, impact of rising fuel costs, cost of labor and raw materials, competitive pressures on pricing and promotional costs, catastrophic events impacting insurance costs, and the availability of insurance coverage for various risks to the Company. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended May 31, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	News release of Skyline Corporation dated July 5, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION
Date: July 5, 2016

	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer

Index to Exhibits

99.1	News release of Skyline Corporation dated July 5, 2016